Filed pursuant to Rule 424(b)(3)
                                                      Registration No. 333-62950

                           PROSPECTUS SUPPLEMENT NO. 3
                      (TO PROSPECTUS DATED OCTOBER 4, 2001)

                              CARNIVAL CORPORATION

                    2% CONVERTIBLE SENIOR DEBENTURES DUE 2021
                           AND SHARES OF COMMON STOCK

This prospectus supplement No. 3 supplements and amends the prospectus dated October 4, 2001, as amended and supplemented by prospectus supplement No. 1 dated October 18, 2001 and prospectus supplement No. 2 dated November 1, 2001, relating to our 2% convertible senior debentures due 2021 and shares of common stock issuable upon conversion of the debentures.

The table on pages 18 through 21 of the prospectus sets forth information with respect to the selling securityholders and the respective amounts of debentures beneficially owned by each selling securityholder that may be offered pursuant to the prospectus as amended and supplemented by prospectus supplement No. 1 and prospectus supplement No. 2 dated November 1, 2001. This prospectus supplement amends that table by adding to it the items set forth below.


                                                                                    (4)                (5)
                                         (2)                   (3)             COMMON STOCK        COMMON STOCK
             (1)                 PRINCIPAL AMOUNT OF    PERCENT OF TOTAL       ISSUABLE UPON      OWNED PRIOR TO
           SELLING             DEBENTURES BENEFICIALLY     OUTSTANDING         CONVERSION OF      CONVERSION OF
       SECURITYHOLDER             OWNED AND OFFERED        DEBENTURES         THE DEBENTURES       DEBENTURES*
       --------------             -----------------        ----------         --------------       -----------
Deutsche Banc Alex
Brown Inc...........................        10,700,000          1.78%            273,350               0

Goldman Sachs and Company...........         5,837,000          0.97%            149,116               0

Retail Clerks Pension Trust.........         2,500,000          0.42%             63,867               0

* Assuming the sale of all debentures and common stock issuable upon conversion of the debentures, selling securityholders will not hold any debentures and will hold the number of our common stock set forth in column
     (5) "Common Stock Owned Prior to Conversion of Debentures." At that time, no selling securityholder will hold more than 1% of our outstanding common stock.


The prospectus dated October 4, 2001, as amended and supplemented by prospectus supplement No. 1 dated October 18, 2001, prospectus supplement No. 2 dated November 1, 2001 and by this prospectus supplement No. 3, constitutes the prospectus required to be delivered by Section 5(b) of the Securities Act of 1933, as amended, with respect to offers and sales of the debentures and the common stock issuable upon conversion of the debentures.

Our common stock is traded on the New York Stock Exchange under the symbol CCL. On November 15, 2001, the last reported sales price of the common stock was $25.40 per share. There is no public market for the debentures, and we do not intend to apply for their listing on any exchange or to seek approval for their quotation through any automated quotation system.

WE URGE YOU TO CAREFULLY READ THE "RISK FACTORS" SECTION BEGINNING ON PAGE 10 OF THE ACCOMPANYING PROSPECTUS, WHERE WE DESCRIBE SPECIFIC RISKS ASSOCIATED WITH THESE SECURITIES BEFORE YOU MAKE YOUR INVESTMENT DECISION.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is November 16, 2001.

                             SELLING SECURITYHOLDERS


                  The prospectus dated October 4, 2001, as amended and supplemented by prospectus supplement No. 1 dated October 18, 2001 and prospectus supplement No. 2 dated November 1, 2001, relating to the offer for resale of up to $600,000,000 aggregate principal amount of debentures and shares of common stock issuable upon conversion of the debentures is amended to replace the first paragraph and the table under the heading "Selling Securityholders" on page 18 with the information in the following paragraph and table. We may further amend or supplement this table from time to time if necessary.

                  The following table provides, as of November 12, 2001, the name of each selling securityholder, the principal amount of debentures held by such selling securityholder, the number of shares of common stock owned by such securityholder prior to its purchase of debentures and the common stock issuable upon conversion of the debentures (based upon the initial conversion price). This information has been obtained from the selling securityholders.

                                       (2)
                                    PRINCIPAL
                                    AMOUNT OF             (3)                 (4)                 (5)
                                    DEBENTURES        PERCENT OF         COMMON STOCK        COMMON STOCK
              (1)                  BENEFICIALLY          TOTAL           ISSUABLE UPON      OWNED PRIOR TO
            SELLING                 OWNED AND         OUTSTANDING        CONVERSION OF       CONVERSION OF
        SECURITYHOLDER               OFFERED          DEBENTURES         THE DEBENTURES       DEBENTURES*
        --------------               -------          ----------         --------------       -----------
Absolute Return Fund,
    Ltd. ...........................      327,000        0.05%                      8,354                  0
Allstate Insurance Company .........      550,000        0.09%                     14,051                  0
Allstate Life Insurance
    Company ........................    2,700,000        0.45%                     68,976                  0
Aristeia International,
    Limited ........................    9,900,000        1.65%                    252,912                  0
Aristeia Partners, L.P. ............    3,600,000        0.60%                     91,968                  0
Aventis Pension Master
    Trust ..........................      220,000        0.04%                      5,620                  0
Banc of America
    Securities LLC .................    9,793,000        1.63%                    250,179                  0
Bank America Pension
    Plan ...........................    3,000,000        0.50%                     76,640                  0
Bear, Stearns & Co. Inc. ...........    8,113,000        1.35%                    207,260                  0
Black Diamond Capital I,
    Ltd. ...........................      482,000        0.08%                     12,314                  0
Black Diamond Offshore
    Ltd. ...........................    1,723,000        0.29%                     44,017                  0
Boilermaker--Blacksmith
    Pension Trust ..................    1,375,000        0.23%                     35,127                  0
CALAMOS(R)Convertible Fund--
    CALAMOS(R) Investment
    Trust ..........................    3,000,000        0.50%                     76,640                  0
CALAMOS(R)Convertible
    Growth and Income
    Fund--
    CALAMOS(R) Investment
    Trust ..........................    1,275,000        0.21%                     32,572                  0
CALAMOS(R)Convertible
    Portfolio--
    CALAMOS(R) Advisors
    Trust ..........................      130,000        0.02%                      3,321                  0
CALAMOS(R)Global
    Convertible Fund --
    CALAMOS(R) Investment
    Trust ..........................      140,000        0.02%                      3,577                  0

                                       (2)
                                    PRINCIPAL
                                    AMOUNT OF             (3)                 (4)                 (5)
                                    DEBENTURES        PERCENT OF         COMMON STOCK        COMMON STOCK
              (1)                  BENEFICIALLY          TOTAL           ISSUABLE UPON      OWNED PRIOR TO
            SELLING                 OWNED AND         OUTSTANDING        CONVERSION OF       CONVERSION OF
        SECURITYHOLDER               OFFERED          DEBENTURES         THE DEBENTURES       DEBENTURES*
        --------------               -------          ----------         --------------       -----------
CALAMOS(R)Market Neutral
    Fund--
    CALAMOS(R)
    Investment Trust ...............    5,400,000        0.90%                    137,952                  0
CIBC World Markets .................    5,000,000        0.83%                    127,734                  0
Circlet (IMA) Limited ..............    2,000,000        0.33%                     51,093                  0
City of Albany Pension
    Plan ...........................      125,000        0.02%                      3,193                  0
City of Knoxville Pension
    System .........................      285,000        0.05%                      7,281                  0
Clarica Life Insurance
    Co.--U.S. ......................      350,000        0.06%                      8,941                  0
Consulting Group Capital
    Markets Funds ..................      520,000        0.09%                     13,284                  0
Credit Suisse First Boston
    Corporation ....................   21,000,000        3.50%                    536,481                  0
Delta Airlines Master
    Trust ..........................    2,400,000        0.40%                     61,312                  0
Delta Pilots Disability and
    Survivorship Trust .............      470,000        0.08%                     12,007                  0
Deutsche Banc Alex
    Brown Inc. .....................   28,200,000        4.70%                    720,417                  0
Double Black Diamond
    Offshore LDC ...................    8,875,000        1.48%                    226,727                  0
Drury University ...................       45,000        0.01%                      1,150                  0
Duckbill & Co. .....................    1,750,000        0.29%                     44,707                  0
First Union National Bank ..........      500,000        0.08%                     12,773                  0
First Union Securities, Inc. .......    5,000,000        0.83%                    127,734                  0
First Union Securities,
    Inc./Bank Trading ..............  $29,500,000        4.92%                    753,628                  0
General Motors Welfare
    Benefit Trust (VEBA) ...........    3,000,000        0.50%                     76,640                  0
GLG Market Neutral Fund ............    1,000,000        0.17%                     25,547                  0
Global Bermuda Limited
    Partnership ....................    4,600,000        0.77%                    117,515                  0
GM Employees Global Group
    Pension Trust
    (Abs Return Portfolio) .........    1,500,000        0.25%                     38,320                  0
Goldman Sachs and Company. .........    5,837,000        0.97%                    149,116                  0
Greek Catholic Union ...............       20,000         **                          511                  0
Greek Catholic Union II ............       20,000         **                          511                  0
H.K. Porter Company, Inc. ..........       35,000        0.01%                        894                  0
Jefferies & Company, Inc. ..........      500,000        0.08%                     12,773                  0
Jersey (IMA) Ltd. ..................    1,750,000        0.29%                     44,707                  0
JMG Capital Partners, LP ...........   12,250,000        2.04%                    312,947                  0
JMG Triton Offshore Fd
    Ltd. ...........................   17,250,000        2.88%                    440,681                  0
J.P. Morgan Securities
    Inc. ...........................   52,870,000        8.81%                  1,350,654            391,138
Julius Baer Multibond
    Convertbond ....................      750,000        0.13%                     19,160                  0

KBC Financial Products .............    9,500,000        1.58%                    242,694                  0
(Cayman Islands) Limited
KBC Financial Products
    USA Inc. .......................    8,000,000        1.33%                    204,374                  0

                                       (2)
                                    PRINCIPAL
                                    AMOUNT OF             (3)                 (4)                 (5)
                                    DEBENTURES        PERCENT OF         COMMON STOCK        COMMON STOCK
              (1)                  BENEFICIALLY          TOTAL           ISSUABLE UPON      OWNED PRIOR TO
            SELLING                 OWNED AND         OUTSTANDING        CONVERSION OF       CONVERSION OF
        SECURITYHOLDER               OFFERED          DEBENTURES         THE DEBENTURES       DEBENTURES*
        --------------               -------          ----------         --------------       -----------
Kerr-McGee Corporation .............     115,000        0.02%                      2,938                  0
Kettering Medical Center
    Funded Depreciation
    Account ........................       80,000        0.01%                      2,044                  0
Knoxville Utilities Board
    Retirement System ..............      195,000        0.03%                      4,982                  0
Lakeshore International,
    Ltd. ...........................   18,400,000        3.07%                    470,059                  0
Lehman Brothers Inc. ...............   13,000,000        2.17%                    332,107                  0
Leonardo, L.P. .....................   20,000,000        3.33%                    510,934                  0
Lexington (IMA) Limited ............      139,000        0.02%                      3,551                  0
Libertyview Funds, L.P. ............    8,250,000        1.38%                    210,760                  0
Louisiana Workers'
    Compensation
    Corporation ....................      385,000        0.06%                      9,835                  0

MLQA Convertible Securities ........   20,000,000        3.33%                    510,934                  0
Arbitrage Ltd.

Morgan Stanley & Co. ...............    4,000,000        0.67%                    102,187                  0
Nomura Securities
    International, Inc. ............   15,000,000        2.50%                    383,201            497,292
OZ Master Fund, Ltd. ...............    4,534,000        0.76%                    115,829                  0
Peoples Benefit Life
    Insurance Company
    TEAMSTERS ......................    5,000,000        0.83%                    127,734                  0
Port Authority of
    Allegheny County
    Retirement and
    Disability Allowance
    Plan for the
    Employees
    Represented by Local
    85 of the
    Amalgamated Transit
    Union ..........................    1,450,000        0.24%                     37,043                  0
Radian Asset Guaranty ..............    1,000,000        0.17%                     25,547                  0
Radian Guaranty Inc. ...............    1,000,000        0.17%                     25,547                  0
Retail Clerks Pension
    Trust ..........................    2,500,000        0.42%                     63,867                  0
Retail Clerks Pension
    Trust #2 .......................    1,500,000        0.25%                     38,320                  0
Royal Bank of Canada ...............    7,000,000        1.17%                    178,827            225,705
SCI Endowment Care
    Common Trust
    Fund--National
    Fiduciary Services .............      230,000        0.04%                      5,876                  0
SCI Endowment Care
    Common Trust
    Fund--Suntrust .................        95,000        0.02%                     2,427                  0
Southern Farm Bureau
    Life Insurance .................      125,000        0.02%                      3,193                  0
SPT ................................    1,100,000        0.18%                     28,101                  0
St. Albans Partners Ltd. ...........    5,000,000        0.83%                    127,734                  0
Starvest Managed
    Portfolio ......................       15,000         **                          383                  0

                                       (2)
                                    PRINCIPAL
                                    AMOUNT OF             (3)                 (4)                 (5)
                                    DEBENTURES        PERCENT OF         COMMON STOCK        COMMON STOCK
              (1)                  BENEFICIALLY          TOTAL           ISSUABLE UPON      OWNED PRIOR TO
            SELLING                 OWNED AND         OUTSTANDING        CONVERSION OF       CONVERSION OF
        SECURITYHOLDER               OFFERED          DEBENTURES         THE DEBENTURES       DEBENTURES*
        --------------               -------          ----------         --------------       -----------
State of Florida Division
    of Treasury ....................      460,000        0.08%                     11,751                  0
State of Florida, Office of
    the Treasurer ..................    1,500,000        0.25%                     38,320                  0
State of Mississippi Health
    Care Trust Fund ................      185,000        0.03%                      4,726                  0
Susquehanna Capital Group ..........   23,000,000        3.83%                    587,574                  0
TD Securities (USA) Inc. ...........   20,000,000        3.33%                    510,934                  0
The Dow Chemical
    Company Employees'
    Retirement Plan ................    2,700,000        0.45%                     68,976                  0
The Fondren Foundation .............       85,000        0.01%                      2,171                  0
UBS AG London Branch ...............   40,000,000        6.67%                  1,021,868                  0
UBS O'Connor LLC f/b/o
    UBS Global Equity
    Arbitrage Master Ltd. ..........      500,000        0.08%                     12,773                  0
Union Carbide Retirement
    Account ........................    1,750,000        0.29%                     44,707                  0
United Food and
    Commercial Workers
    Local 1262 and
    Employers Pension
    Fund ...........................      650,000        0.11%                     16,605                  0
Vopak USA, Inc.
    Retirement Plan ................      375,000        0.06%                      9,580                  0
White River Securities
    L.L.C. .........................   10,112,000        1.69%                    258,328                  0
William Blair & Co. LLC ............    2,225,000        0.37%                     56,841                  0
Wolverine Trading, L.P. ............    3,000,000        0.50%                     76,640                  0
Worldwide Transactions
    Ltd. ...........................      420,000        0.07%                     10,729                  0
Yield Strategies Fund II,
    LP .............................    3,250,000        0.54%                     83,027                  0

------------------------
* Assuming the sale of all debentures and common stock issuable upon conversion of the debentures, selling securityholders will not hold any debentures and will hold the number of our common stock set forth in column (5) "Common Stock Owned Prior to Conversion of Debentures." At that time, no selling securityholder will hold more than 1% of our outstanding common stock.

**   Less than 0.01%.